As filed with the Securities and Exchange Commission on April 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

230 Park Avenue, 23rd Floor

New York, NY 10169
(212) 521-6323

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

James P. Flynn

Chairman of the Board and Chief Executive Officer

LUMENT FINANCE TRUST, INC.

230 Park Avenue, 23rd Floor

New York, NY 10169

(212) 521-6323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Litwin, Esq. David S. Freed, Esq. MAYER BROWN LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500 Fax: (212) 262-1910	Justin Salon, Esq. MORRISON & FOERSTER LLP 2100 L Street NW, Suite 900 Washington, DC 20037 Tel: (202) 887-1500 Fax: (202) 887-0763

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254833

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

	Proposed
	maximum
Title of securities	aggregate	Amount of
to be registered	offering price(1)(2)	registration fee(2)
Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	$10,000,000	$1,091	(3)
Common Stock., par value $0.01 per share	(4)	(4)

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11 (File No. 333- 254833).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The Registrant previously registered securities having a proposed aggregate offering price of $50,000,000 on a Registration Statement on Form S-11 (File No. 333- 254833), which was declared effective by the Securities and Exchange Commission on April 28, 2021 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $10,000,000 is hereby registered.
(4)	Represents the maximum number of shares of common stock issuable upon conversion of the Series A Cumulative Redeemable Preferred Stock as described in the prospectus. In accordance with Rule 457(i) under the Securities Act, no registration fee is required because the registrant will not receive any separate consideration for the common stock issuable upon such conversion.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Lument Finance Trust, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional $10,000,000 aggregate offering price in shares of the Company’s 7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, comprising the same class of securities covered by an earlier Registration Statement on Form S-11, as amended (File No. 333-254833) (the “Prior Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act. The Prior Registration Statement was declared effective by the SEC on April 28, 2021. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, state of New York, on the 28th day of April, 2021.

LUMENT FINANCE TRUST, INC.
By:	/s/ James P. Flynn
Name: James P. Flynn
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on April 28, 2021.

	NAME	CAPACITY	DATE

	/s/ James P. Flynn	Chairman of the Board and Chief Executive Officer	April 28, 2021
James P. Flynn

	/s/ James A. Briggs	Chief Financial Officer (Principal Financial Officer and Principal	April 28, 2021
	James A. Briggs	Accounting Officer)

	*	Director	April 28, 2021
Neil A. Cummins

	*	Director	April 28, 2021
James C. Hunt

	*	Director	April 28, 2021
William A. Houlihan

	*	Director	April 28, 2021
Walter C. Keenan

*By:	/s/James P. Flynn
James P. Flynn
Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description
5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the securities being registered.*
8.1	Opinion of Mayer Brown LLP as to certain tax matters.*
23.1	Consent of KPMG, LLP *
23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).*
23.3	Consent of Mayer Brown LLP (included in Exhibit 8.1).*
24.1**	Power of Attorney (included on Signature page of Registration Statement on Form S-11 filed by the Registrant on March 29, 2021).

* Filed herewith.

** Previously Filed.